SPY Inc. 2070 Las Palmas Drive Carlsbad, CA 92011 PH: (760) 804-8420 FX: (760) 804-8442 www.spyoptic.com

SPY INC. REPORTS FINANCIAL RESULTS FOR THE NINE MONTHS AND THIRD QUARTER 2015

SPY Inc. Total Company First Nine Months Net Sales Reported as $26.6 million

For Immediate Release: November 4, 2015

CARLSBAD, Calif.—SPY Inc. (OTCBB: XSPY) today announced financial results for the three and nine months ended September 30, 2015.

First nine month sales were $26.6 million in 2015, a decrease of 6.1% or $1.8 million less than in the first nine months of 2014. Sales included higher closeout sales of $2.3 million in 2015, compared to $1.2 million in 2014.  Gross profit as a percentage of net sales was 49.3% for the nine months ended September 30, 2015, compared to 51.9% for the nine months ended September 30, 2014.

Third quarter sales were $9.4 million in 2015, a decrease of 14.6% or $1.6 million less than in the same period in 2014. Gross profit as a percentage of net sales was 43.7% for the quarter ended September 30, 2015, compared to 49.2% for the same period in 2014.

“We are clearly disappointed by the quarter. SPY continued to experience a challenging consumer environment,” said Seth Hamot, Interim CEO and Chairman. “Key accounts and e-commerce business were able to generate modest top-line growth, while our smaller, independent retail account activities were challenged.”

Mr. Hamot continued, “The higher mix of lower margin goggle business relative to higher margin sun and Rx as well the higher level of closeout sales combined to contract margins. Going forward, our focus is on expanding our base of customers, growing our e-commerce business, reducing inventory levels and a laser focus on controlling costs. Our Happy Lens™ Collection positions us well for the future, and we are leveraging this opportunity wherever possible.”

Income from operations decreased by approximately $0.8 million to $28,000 in the nine months of 2015, compared to $0.8 million in the nine months of 2014. Total operating expenses in the nine months of 2015 were lower by $0.8 million, compared to the same period in 2014. Cash flow generated by operating activities was $0.5 million in the first nine months of 2015.

In the third quarter of 2015 we had loss from operations of $0.1 million, a $0.7 million reduction from approximately $0.6 million of operating income in the same period in 2014. Additionally, total operating expenses in the third quarter of 2015 were lower by $0.6 million, compared to the same period in 2014.

The Company incurred a net loss of $1.7 million and $1.5 million during the nine months of 2015 and 2014, respectively.

The Company incurred a net loss of $0.8 million and less than $0.1 million during the third quarter of 2015 and 2014, respectively.

The results of our operations for the three months ended September 30, 2015 and 2014 are more fully discussed in our Form 10-Q for the three months ended September 30, 2015, filed with the Securities and Exchange Commission on November 3, 2015.

SPY Inc.:

We have a happy disrespect for the usual way of looking (at life) and the need to SEE HAPPY. It is this mindset that drives us to design, market, and distribute premium products for people who “live” to be outdoors, pushing the boundaries in action sports, motorsports, snow sports, cycling and multi-sports. We actively support the lifestyle subcultures that surround these pursuits, and as a result our products serve the broader fashion, music and entertainment markets of the youth culture. Our reason for being is to create the unusual and this is what helps us deliver distinctive products to people who are active, fun and a bit irreverent, like us. Our principal products—sunglasses, goggles and prescription frames—are marketed with fun and creativity under the SPY® brand. More information about SPY may be obtained from: www.spyoptic.com, www.facebook.com/spyoptic, Twitter @spyoptic and Instagram @spyoptic.

Safe Harbor Statement:

This press release contains forward-looking statements. These statements relate to future events or future financial performance and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "feel," "estimate," "predict," “hope,” the negative of such terms, expressions of optimism or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.  Factors that could cause actual results to differ from those contained in our forward-looking statements include, but are not limited to lack of continuity and effectiveness of our management team, our ability to generate sufficient incremental sales of our core SPY® brand and new products to recoup our significant investments in sales and marketing, our ability to lower our expenses or otherwise reduce our breakeven point on an operating basis, our ability to maintain or increase the availability of our existing credit facilities and otherwise finance our strategic objectives, and the other risks identified from time to time in our filings made with the U.S. Securities and Exchange Commission. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results. Moreover, except as required by law, we assume no responsibility for the accuracy or completeness of such forward-looking statements and undertake no obligation to update any of these forward-looking statements.

CONTACTS:
Maddy Isbell, PR Manager
760-804-8420
Fax: 760-804-8442
investor.spyoptic.com

SPY INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Thousands, except number of shares and per share amounts)

	September 30,	December 31,
	2015	2014
	(Unaudited)
Assets
Current assets
Cash	$241	$351
Accounts receivable, net	5,571	7,171
Inventories, net	8,386	7,697
Prepaid expenses and other current assets	1,003	796

Total current assets	15,201	16,015
Property and equipment, net	629	509
Intangible assets, net of accumulated amortization of $830 and $818 at September 30, 2015 and December 31, 2014, respectively	24	37
Other long-term assets	6	44

Total assets	$15,860	$16,605

Liabilities and Stockholders’ Deficit
Current liabilities
Lines of credit	$6,463	$6,775
Current portion of capital leases	16	73
Current portion of notes payable	24	16
Accounts payable	2,397	1,216
Accrued expenses and other liabilities	3,812	3,910

Total current liabilities	12,712	11,990
Capital leases, less current portion	—	22
Notes payable, less current portion	55	—
Notes payable to stockholders	21,524	21,568

Total liabilities	34,291	33,580
Stockholders’ deficit
Preferred stock: par value $0.0001; 5,000,000 authorized; none issued	—	—
Common stock: par value $0.0001; 100,000,000 shares authorized; 13,466,339 and 13,392,293 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	1	1
Additional paid-in capital	46,339	46,043
Accumulated other comprehensive income	413	450
Accumulated deficit	(65,184)	(63,469)

Total stockholders’ deficit	(18,431)	(16,975)

Total liabilities and stockholders’ deficit	$15,860	$16,605

SPY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Net sales	$9,370	$10,977	$26,622	$28,353
Cost of sales	5,273	5,579	13,500	13,632

Gross profit	4,097	5,398	13,122	14,721
Operating expenses:
Sales and marketing	2,515	3,071	8,343	8,717
General and administrative	1,424	1,417	3,903	4,287
Shipping and warehousing	141	145	384	418
Research and development	139	172	464	521

Total operating expenses	4,219	4,805	13,094	13,943

Income (Loss) from operations	(122)	593	28	778
Other income (expense):
Interest expense	(501)	(494)	(1,479)	(2,004)
Foreign currency transaction loss	(165)	(108)	(264)	(106)
Other (expense)	—	(10)	2	(169)

Total other expense	(666)	(612)	(1,741)	(2,279)

Loss before provision for income taxes	(788)	(19)	(1,713)	(1,501)
Income tax provision	—	—	2	3

Net loss	$(788)	$(19)	$(1,715)	$(1,504)

Net loss per share of Common Stock — basic and diluted	$(0.06)	$(0.00)	$(0.13)	$(0.11)

Shares used in computing basic and diluted net loss per share	13,466	13,373	13,436	13,312

Other comprehensive income (loss)
Foreign currency translation adjustment	$(67)	$(51)	$400	$(238)
Unrealized gain (loss) on foreign currency exposure of net investment in foreign operations	71	9	(437)	190

Total other comprehensive income (loss)	4	(42)	(37)	(48)

Comprehensive loss	$(784)	$(61)	$(1,752)	$(1,552)